EXHIBIT 10.2

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of October 20, 2015, by and between Major League Football, Inc., a Delaware corporation (the “Company”), and Clairemont Private Investment Group, LLC, a Texas Limited Liability Company (the “Investor”).

RECITALS

WHEREAS, the Company is seeking to establish, develop and operate Major League Football as a professional spring/summer football league; and intends on financing its near term development activities and its working capital needs largely from the sale of debt and equity securities until such time that it can conduct profitable revenue-generating activities.

WHEREAS, in addition to the funding obtained through this Agreement, the Company intends to continue to seek additional funding through the issuance of public or private financings, including debt and equity financings (which may or may not close prior to the Closings in this Agreement), and may reduce the percentage ownership of the Investor, and the other securities may have rights superior to those of the Investor.

WHEREAS, on September 8, 2015, the Company and the Investor entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) whereby the Investor agreed to invest in the Company a total of  $15,000,000 pursuant to two separate closings; and the first closing (as described in the Original Purchase Agreement) closed on October 2, 2015.

WHEREAS, subsequently, the Investor contacted the Company and requested that the Company not disperse any of the $5 million the Company received from the Investor on October 2, 2015, and informed the Company that it desired to negotiate an amendment to the Original Purchase Agreement with different closing dates. The Company agreed to not disperse any of the $5,000,000 in investment funds it received from the Investor and to negotiate an amendment to the Original Purchase Agreement.

WHEREAS, on October 20, 2015, (i) the Company and the Investor agreed to rescind in its entirety the Original Purchase Agreement and enter into this Agreement; (ii) the Company agreed to refund all funds it received from the Investor; and (iii) the Investor agreed to return all securities it received from the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

Section 1.

Rescission and Purchase and Sale.

1.1

Rescission of Original Purchase Agreement. (i) The Original Purchase Agreement is rescinded in its entirety; (ii) the Company surrenders all of its rights, title and interest in the $5,000,000 it is entitled to pursuant to the Original Purchase Agreement; and (iii) the Investor surrenders all of its rights, title and interest in the 5,000,000 shares of Company Series A 10%

Convertible Preferred Stock and a warrant to purchase up to an additional 5,000,000 shares of the common stock of the Company it is entitled to pursuant to the Original Purchase Agreement.

1.2

Sale and Issuance of New Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the closing described below, and the Company agrees to sell and issue to the investor at the closing described below, against total cash payment of U.S $20 Million ($20,000,000), the securities (“Securities”) set forth below:

Closing Date (A)	Amount of Investment (B)	Securities to be Purchased (C)
On or before February 1, 2016	$20,000,000

26,666,666 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) at the purchase price of $.75 per share, subject to the closing adjustments described in paragraph 1.3 below

1.3

Closing.  The closing shall be on or before February 1, 2016 whereby the purchase and sale of the Common Stock being purchased by the Investors shall occur and take place at the offices of Company, at 10:00 a.m., or at such other time and place as the Company and the Investors mutually agree upon (the “Closing Date”), but no later than February 15, 2015. At the closing:

(a)

In the event the Closing Date occurs on or before February 1, 2016, the Company shall deliver to the Investor (i) a certificate representing 26,666,666 shares of Common Stock against delivery to the Company by the Investor of U.S. $20 Million ($20,000,000) in the form of wire transfer of same day funds payable to the order of the Company;

(b)

In the event the Closing Date occurs after February 1, 2015, the Company shall deliver to the Investor a certificate representing the lesser of (i) the number of shares of Common Stock equal to the quotient obtained by dividing 20,000,000 by the Company’s 20 day VWAP price of the Company’s Common Stock during the twenty (20) consecutive trading day period beginning on the last trading date prior to the Closing Date or (ii) 26,666,666 shares of Common Stock; against delivery to the Company by the Investor of U.S. $20 Million ($20,000,000) in the form of wire transfer of same day funds payable to the order of the Company.

1.4

Use of Proceeds.  The Company agrees to use the proceeds from the sale of the Securities for working capital purposes in connection with the Company’s Major League Football plan of operation.

Section 2.

Representations and Warranties of the Company. Except as set forth on Exhibit 2, the Company hereby represents and warrants to the Investor that:

2.1

Incorporation. The Company is a corporation duly organized and validly existing, is in good standing under the laws of the state or other place of its incorporation, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company is qualified as a foreign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations.

2.2

Capitalization.  The authorized capital of the Company is as described in the Company’s Annual Report on Form 10-K for fiscal year ended April 30, 2015 filed with the United States Securities and Exchange Commission on August 13, 2015 (the “2015 Form 10-K”); except that since August 13, 2015 (the “Form 10-K Date”) the Company has issued the securities set forth on Exhibit 2 attached to this Agreement.

2.3

Subsidiaries.  The Company does not presently control, directly or indirectly, any other corporation, association or business entity.

2.4

Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, and for the authorization, issuance and delivery of the Common Stock being sold hereunder, has been or shall be taken prior to the Closing Date, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Common Stock will not be subject to preemptive rights of any stockholders in the Company.

2.5

Validity of Securities.  The Common Stock to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued, fully paid and nonassessable.

2.6

Governmental Consents.  All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing Date or will be timely filed thereafter.

2.7

Compliance with Other Instruments.  The Company is not in violation of any provisions of its respective Certificate of Incorporation, its Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which it is a party, or of any material provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

2.8

Litigation.  There are no actions, proceedings or investigations pending, or to the knowledge of the Company threatened, which question the validity of this Agreement or, except as described in the 2015 Form 10-K, which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company.

2.9

Patents.  The Company owns or have a valid right to use the patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct their businesses as now operated and as now proposed to be operated; and the conduct of business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. The Company has no obligation to compensate any person or entity for the use of any such patents or rights.

2.10

Financial Statements.  The financial statements of the Company included in the 2015 Form 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of Company as of the date thereof and the results of their operations and their cash flows for the periods then ended.

2.11

Absence of Certain Changes.  Except as set forth on Exhibit 2 attached to this Agreement, since the Form 10-K Date whether or not in the ordinary course of business, there has not occurred or arisen (a) any material adverse change in the financial condition, operations, business or prospects of the Company, or (b) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the financial condition, operations, business or prospects of the Company.

2.12

Tax Returns and Reports.  All federal income tax and state franchise tax returns and tax reports required to be filed by the Company have been filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports are required to be filed. All such returns and reports constitute complete and accurate representations, in all material respects, of the tax liabilities of the Company. All federal income tax and state franchise and other taxes (including interest and penalties) due from the Company have been fully paid or adequately provided for on the books and financial statements of the Company. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, nor of any basis for any such assessment or adjustment. The Company has not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

2.13

Properties.  The Company has good and marketable title to its real and personal properties and assets and valid leasehold interests in its leased properties as and to the extent carried on its books, including those reflected in the financial statements of the Company included in the 2015 Form 10-K, except properties and assets disposed of in the ordinary course of business or referred to on Exhibit 2 attached hereto, and none of such properties or assets is subject to any mortgage, pledge, charge, lien, security interest, encumbrance of joint ownership interest, except (a) liens for taxes, assessments, or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, or (b) as shown on Exhibit 2 attached hereto. The use of any property of the Company for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the Closing Date, in the future will not be, curtailed to a material degree by any violations prior to the Closing Date by the Company of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning, or similar matters). The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said lease are valid and subsisting and in full force and effect.

2.14

Agreements. Except as set forth in Exhibit 2 attached hereto, the Company has not materially breached, nor has it received written notice of any claim or threatened claim that the Company has breached, any of the terms or conditions of any material agreement, contract, lease, commitment or understanding, the breach or breaches of which singly or in the aggregate could materially or adversely affect the financial condition, operations, business or prospects of the Company.

2.15

Pension Benefit Plan.  The Company does not have or make contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.16

No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.17

No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2 (including the related portions of Exhibit 2), neither the Company nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

Section 3.

Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as follows:

3.1

Authorization. All company action on the part of the Investor, its officers and directors, managers and members, as the case may be, necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement, including for the delivery of the cash consideration described in paragraph 1.3, has been or shall be taken prior to the Closing Date, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Investor.

3.2

Accredited Investor.  The Investor is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”), in that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

3.3

Independent Investigation.  Investor has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), assets or Securities and Exchange Commission reports of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Investor acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, Investor has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 2 of this Agreement (including the related portions of Exhibit 2), and (b) neither the Company nor any other person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Section 2 of this Agreement (including the related portions of Exhibit 2).

3.4

Governmental Consents.  All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Investor required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing Date or will be timely filed thereafter.

3.5

No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

3.6

No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3 and Section 4 below, neither the Investor nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Investor.

Section 4.

Securities Act of 1933.

4.1

Investment Representation.

(a)

This Agreement is made with the Investor in reliance upon its respective representations to the Company, which by its acceptance hereof the Investor hereby confirms, that the Securities to be received will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Securities.

(b)

The Investor understands that the Securities are not and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company’s reliance on such exemption is predicated on its representations set forth herein.

(c)

The Investor agrees that in no event will it make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and until (i) it shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken. Notwithstanding the foregoing, the Investor may distribute any of the Securities to the owners of its equity.

(d)

The Investor represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Company.

(e)

The investor understands that if a registration statement covering the Securities under the Act is not in effect when it desires to sell any of the Securities, it may be required to hold such Securities for an indeterminate period. The Investor also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

4.2

Legends. All certificates for the Securities shall bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE PURCHASER FOR INVESTMENT PURPOSES. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A “NO-ACTION’ OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.”

4.3

Rule 144.  The Company covenants and agrees that: (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Act; and (ii) it will furnish the Investors upon request with all information about the Company required for the preparation and filing of Form 144.

Section 5.

Conditions to Investors’ Obligations at Closing. The obligations of the Investors under paragraphs 1.2 and 1.3 of this Agreement are subject to the fulfillment at or before the Closing Date of each of the following conditions:

5.1

Representations and Warranties.  The representations and warranties contained in Section 2 hereof, subject to the disclosures contained in Exhibit 2, shall be true on and as of the Closing Date, other than those representations and warranties contained in paragraph 2.2.

5.2

Performance.  The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before the Closing Date.

5.3

Reservation of Shares.  The Company shall have reserved the requisite number of shares of its Common Stock for issuance and delivery to the Investor at the closing.

5.4

State Securities Laws.  The Company will have complied with all requirements under all applicable state blue sky securities laws with respect to the offer and sale of the Common Stock to be issued upon the conversion thereto.

5.5

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the closing and all material documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

Section 6.

Conditions of the Company’s Obligations at Closing. The obligations of the Company under paragraphs 1.2 and 1.3 of this Agreement are subject to the fulfillment at or before the closing of each of the following conditions:

6.1

Representations and Warranties.  The representations and warranties of the Investor contained in Sections 3 and 4 hereof shall be true on the Closing Date with the same effect as though said representations and warranties had been made on and as of each applicable closing.

6.2

Performance.  The Investor shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on the Closing Date.

6.3

Proceedings and Documents.  All company and other proceedings in connection with the transactions contemplated at the closing and all material documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

7.

Covenants.

7.1

Missouri City, TX Team. Promptly after the Closing Date, the Company will use its reasonable efforts to establish a football team that will be located in or near Missouri City, TX (the “Missouri City Team”) to commence playing in the Company’s third season (anticipated to be 2018 season). Subject to the terms of this Section 7 of this Agreement and any future agreements, the Missouri City Team will play in a stadium (“Stadium”) that will be built and owned by the Investor, who will also manage and sponsor the Stadium. The parties shall take into account all applicable governmental laws (state, county, city entity etc.) in connection with the financing, funding and ongoing management of the Stadium. Prior to building the stadium, the Investor and the Company will negotiate terms of use and estimated costs associated with the Missouri City Team utilizing the Stadium and the revenues generated, including any revenue sharing activities associated with any associated or specific agreement created with the intent of addressing this item (e.g. merchandising, parking, concessions etc.).

7.2

Vesting of Right of First Refusal. The Right of First Refusal described in paragraph 7.3 below, shall vest to the Investor on the Closing Date and shall terminate pursuant to the terms described in paragraph 7.3 below:

7.3

Right of First Refusal. Investor shall have the right in the event the Company establishes a Missouri City Team and proposes to offer to sell franchise or other similar rights to the Missouri City Team (the “MCT Rights”) to any person (other than pursuant to (i) a merger, consolidation, acquisition, or similar business combination of the Company approved by the Company’s Board of Directors; and (ii) security or guarantees issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Company’s Board of Directors) to purchase the MCT Rights. The Company shall provide the Investor with written notice of its desire to sell the MCT Rights, including a description of the MCT Rights, the proposed price and the financial terms on which they will be offered. The Investor shall have thirty (30) days after receipt of such notice to exercise its right of first refusal, by delivering to the Company a written notice thereof. If the Investor exercises its right of first refusal or option to purchase, it shall have an additional period of sixty (60) days after such exercise within which to make payment for, and take title to, the MCT Rights. If the Investor does not exercise its right of first refusal or option to purchase the MCT Rights within the time periods described herein, the Investor’s right of first refusal shall terminate so long as the Company, within a ninety (90) day period, commencing on (i) the first business day following the sixty day period described in the preceding sentence; or (ii) the date the Company receives written notice from the Investor of its intention not to exercise its option to purchase the MCT Rights, sells to a third party the MCT Rights at a price and upon financial terms no less favorable to the Company than those specified in the Company’s notice to the Investor. For purposes of clarity, the price and financial terms described in the proceeding sentence paid by the third party to purchase the MCT Rights do not have to be identical or similar to be considered no less favorable. At the Company’s discretion and upon the Company’s written approval, the Investor may transfer its right of first refusal described in this paragraph 7.3 herein to any corporation or other entity which succeeds to all or substantially all of the Investor’s business and properties, or which wholly owns or is wholly-owned by, the Investor; provided, however, that the transferee shall have agreed to be bound jointly with the Investor by all of the terms and conditions of this Section 7 of this Agreement.

7.4

Additional Rights of Investor. The Company will provide the Investor the right to participate in the management of the Missouri City Team (franchise ownership training) to prepare the Investor for ownership of the Missouri City Team in the event the Investor exercises its MCT Rights. Upon establishment of the Missouri City Team, and while still owned by the Company, the Investor, either itself or via a separate entity controlled by the Investor, shall have the right to manage the Stadium, the Missouri City Team (franchise management training preparation), and its related facilities pursuant to a negotiated management agreement with the Company that contains agreed upon renewal provisions. The management agreement is anticipated to provide for 3 to 5 year terms, along with standard pricing provision adjustments related to inflation and other cost increases. For clarity, the parties understand that in the event the Company never offers MCT Rights to the Investor, the Investor shall have the right to manage the Stadium, the Missouri City Team, and its related facilities, all subject to the Company’s applicable rules and regulations. In the event the Company offers MCT Rights to the Investor, and the Investor does not exercise the MCT Rights, the Investor’s rights to manage the Stadium, the Missouri City Team, and its related facilities, will be contingent upon reaching an agreement with the purchaser of the Missouri City Team, the Company and any other interested party.

8.

Miscellaneous.

8.1

Agreement is Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.2

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

8.3

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4

Title and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

8.5

Notices. Any notices or other communications to the parties required herein or permitted hereby shall be sufficiently given, and deemed to be delivered to a party, if sent by hand delivery, overnight courier service, or other similar messenger service, at the address set forth below; or to such other address as the parties shall designate to the other in writing. Notices shall be deemed received one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by hand delivery or electronic mail:

If to Subscriber:

2800 Post Oak Blvd.

Ste. 4100

Houston, TX 77056

Attention: Robert Queen

If to Company:

6230 University Parkway, Suite 301

Lakewood Ranch, Florida 34240

Attention: Michael Queen

8.6

Finder’s Fee. Each party hereto represents that it is not, and will not be, obligated for any finder’s fee or commission payable in cash in connection with this transaction. Each party hereto hereby agrees to indemnity and to hold harmless the other party hereto from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which any such party or any of its employees or representatives is responsible).

8.7

Legal Fees and Expenses. Each party hereto shall be responsible for its own legal fees incurred in connection with the negotiation and execution of this Agreement.

8.8

Other Miscellaneous. This Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Neither party may assign this Agreement without the prior written consent of the other party. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Any ambiguity in this Agreement shall not be construed against either party as the drafter. The parties hereto shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and no party shall have the power to bind or obligate another except as set forth herein.

[Signature Page Attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above in the capacities described.

MAJOR LEAGUE FOOTBALL, INC.

______________________	By:	/s/ Michael D. Queen
Witness	Name:	Michael D. Queen
	Its:	EVP of Finance

CLAIREMONT PRIVATE INVESTMENT GROUP, LLC

______________________	By:	/s/ Adrian Jacob
Witness	Name:	Adrian Jacob
	Its:	CEO/Member

EXHIBIT 2

Since the Form 10-K Date the Company has issued the following securities or has entered into agreements to issue the following securities:

A.

400,000 shares of Common Stock, and a warrant to purchase up to 1,400,000 shares of Common Stock at the purchase price of $.35 per share, to a consultant for consulting services. 1,400,000 shares of Common Stock have been reserved for issuance upon exercise of the warrant.

B.

$176,200 in convertible unsecured promissory notes at 4%. These notes have identical terms to the previous convertible unsecured promissory notes at 4% issued by the Company as described in Footnote 4 to the Company’s audited financial statements contained in the 2015 Form 10-K.

C.

An employee stock option exercise for 10,000 shares at the purchase price of $.30 per share.